Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 18:

We consent to the use of our report dated January 16, 2015, with respect to Prudential Jennison 20/20 Focus Fund, a series of Prudential Investment Portfolios 18, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

January 26, 2015